UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of Board President

On February 15, 2016, the Board of Directors of the National Rural Utilities Cooperative Finance Corporation (the “Company”) elected R. Grant Clawson, age 67, as President. Mr. Clawson will serve as President until the organizational meeting of the Board of Directors held following the next succeeding annual meeting of the members, or until a successor has been duly elected and qualified. Mr. Clawson has been a trustee of Continental Divide Electric Cooperative in Grants, New Mexico since 1989, and has served as a director and member of the contract committee of the Tri-State Generation and Transmission Cooperative for the past four years.

Item 8.01	Other Events.

Seating of Directors

On February 15, 2016, the individuals identified below (the “New Directors”) were seated as directors on the Board of Directors of the Company. In accordance with the Company’s By-Laws, each New Director will serve as a director for an initial term of three (3) years, or until a successor is elected and qualified.

Debra L. Robinson is General Manager of Wood County Electric Cooperative, Inc. in Quitman, Texas.

Alan W. Wattles is President and Chief Executive Officer of Monroe County Electric Co-Operative, Inc. in Waterloo, Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ J. ANDREW DON
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated:  February 19, 2016